As filed with the Securities and Exchange Commission on July 8, 2002
Registration Statement No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENE LOGIC INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	06-1411336 (I.R.S. Employer Identification No.)

708 Quince Orchard Road
Gaithersburg, Maryland 20878
(Address of principal executive offices, including zip code)

1997 EQUITY INCENTIVE PLAN
1997 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Dudley Staples, Esq.
Gene Logic Inc.
708 Quince Orchard Road
Gaithersburg, Maryland 20878
(Name and Address of Agent for Service)

(301) 987-1700
(Telephone Number, including area code, of Agent for Service)

Copies to:
Ariel Vannier, Esq.
Venable, Baetjer, Howard & Civiletti LLP
1201 New York Avenue, N.W.
Suite 1000
Washington, DC 20005

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (2)	offering price	registration fee
Common Stock, $.01 par value	1,500,000	$11.55	$17,325,000	$1,593.90

(1)  Includes 1,000,000 shares issuable under the 1997 Equity Incentive Plan of Gene Logic Inc. (the “Company” or the “Registrant”), 250,000 shares issuable under the Company’s 1997 Non-Employee Directors’ Stock Option Plan and 250,000 shares issuable under the Company’s Employee Stock Purchase Plan (collectively, the “Plans”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 3, 2002 as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
NOS. 333-53083, 333-80931 AND 333-44562

     The contents of Registration Statements on Form S-8 Nos. 333-53083, 333-80931 and 333-44562 filed with the Securities and Exchange Commission (the “SEC”) on May 20, 1998, June 17, 1999 and August 25, 2000 respectively, are incorporated by reference herein.

EXPLANATORY STATEMENT

     Prior to April 11, 2000, the independent public accountant for the Registrant was Arthur Andersen LLP. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron Corporation. SEC rules require Gene Logic to present audited financial statements in various SEC filings, along with Arthur Andersen’s consent to inclusion of its audit report in those filings. Gene Logic has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to the inclusion of their report on the consolidated financial statements for the year ended December 31, 1999 incorporated by reference in this registration statement. The SEC recently has provided regulatory relief designed to allow companies that file reports with the SEC to dispense with the requirement to file a consent of Arthur Andersen in certain circumstances, but if such consent is not included, stockholders will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act of 1933, as amended, and therefore a stockholder’s right of recovery under that section may be limited as a result of the lack of consent.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Venable, Baetjer and Howard, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1).

24	Power of Attorney (contained on the signature pages herein).

99.1	1997 Equity Incentive Plan, as amended. *

99.2	1997 Non-Employee Directors’ Stock Option Plan, as amended.*

99.3	Employee Stock Purchase Plan, as amended.*

*	Incorporated by reference to the Registrant’s Definitive Proxy Statement filed with the SEC on April 12, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on July 8, 2002.

GENE LOGIC INC.

By: /s/ PHILIP L. ROHRER, JR.

Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip L. Rohrer, Jr. and Mark D. Gessler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. GESSLER Mark D. Gessler	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	July 8, 2002

/s/ PHILIP L. ROHRER, JR. Philip L. Rohrer, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	July 8, 2002

/s/ JULES BLAKE Jules Blake, Ph.D.	Director	July 8, 2002

/s/ MICHAEL J. BRENNAN Michael J. Brennan, M.D., Ph.D.	Director	July 8, 2002

/s/ CHARLES L. DIMMLER III Charles L. Dimmler III	Director	July 8, 2002

/s/ G. ANTHONY GORRY G. Anthony Gorry, Ph.D.	Director	June 8, 2002

/s/ J. STARK THOMPSON J. Stark Thompson, Ph.D.	Director	July 8, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Venable, Baetjer and Howard, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1).

24	Power of Attorney (contained on the signature pages herein).

99.1	1997 Equity Incentive Plan, as amended. *

99.2	1997 Non-Employee Directors’ Stock Option Plan, as amended.*

99.3	Employee Stock Purchase Plan, as amended.*

*	Incorporated by reference to the Registrant’s Definitive Proxy Statement filed with the SEC on April 12, 2002.